UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018 (February 28, 2018)

MUDRICK CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue, 6th Floor, New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 747-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported on a Current Report on Form 8-K of Mudrick Capital Acquisition Corporation (the “Company”), on February 12, 2018, the Company consummated its initial public offering (“IPO”) of 20,000,000 units (the “Units”), each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one warrant (“Warrant”), with each Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, pursuant to the registration statement on Form S-1, as amended (File No. 333-222562). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company had granted Cantor Fitzgerald & Co. (“Cantor”), the representative of the several underwriters in the IPO, a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any (the “Over-Allotment Units”). On February 28, 2018, Cantor exercised the option in part and purchased 800,000 Over-Allotment Units, which were sold at an offering price of $10.00 per Over-Allotment Unit, generating gross proceeds of $8,000,000.

As previously reported on a Current Report on Form 8-K of the Company, on February 12, 2018, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 7,500,000 warrants (the “Private Placement Warrants”). 6,500,000 of the Private Placement Warrants were sold to Mudrick Capital Acquisition Holdings LLC (the “Sponsor”) and 1,000,000 Private Placement Warrants were sold to Cantor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $7,500,000. The Sponsor had committed to purchase up to an additional 750,000 Private Placement Warrants and Cantor up to an additional 150,000 Private Placement Warrants if the underwriters exercise their over-allotment option in full. On February 28, 2018, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 240,000 Private Placement Warrants, including 200,000 Private Placement Warrants to the Sponsor and 40,000 Private Placement Warrants to Cantor (the “Over-Allotment Private Placement Warrants”), generating gross proceeds of $240,000.

In addition, the 5,750,000 shares of Class B common stock of the Company (the “Founder Shares”) held by the Sponsor (prior to the exercise of the over-allotment) included an aggregate of up to 750,000 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the Sponsor would own 20.0% of issued and outstanding shares of common stock of the Company. Since the underwriters exercised the over-allotment option in part and purchased 800,000 of the total possible 3,000,000 Over-Allotment Units, the Sponsor forfeited 550,000 Founder Shares on February 28, 2018. The Founder Shares forfeited by the Sponsor were cancelled by the Company.

A total of $210,080,000 of the proceeds from the sale of Units in the IPO (including the Over-Allotment Units) and the Private Placement Warrants (including the Over-Allotment Private Placement Warrants), was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders.

An audited balance sheet as of February 12, 2018 reflecting receipt of the proceeds from the IPO and the Private Placement on February 12, 2018, but not the proceeds from the sale of the Over-Allotment Units or the Over-Allotment Private Placement Warrants on February 28, 2018, had been prepared by the Company and previously filed on a Current Report on Form 8-K on February 16, 2018. The Company’s unaudited pro forma balance sheet as of February 28, 2018, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the Over-Allotment Private Placement Warrants on the same day is included as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release issued by the Company announcing the consummation of the sale of the Over-Allotment Units and the Over-Allotment Private Placement Warrants is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Pro-forma Balance Sheet.
99.2	Press Release, dated February 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUDRICK CAPITAL ACQUISITION CORP.

	By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Chief Executive Officer

Dated: March 6, 2018